For further information:
Amy Yuhn
Director of Communications
312-564-1378
ayuhn@theprivatebank.com

For Immediate Release

Webcast of PrivateBancorp, Inc.’s Third Quarter 2008 Earnings Conference Call

CHICAGO, October 1, 2008 – PrivateBancorp, Inc. (NASDAQ: PVTB) will webcast live its quarterly earnings conference call with financial analysts on October 27, 2008 at 11:00 a.m. Eastern time (10:00 a.m. Central Time).  Access to the call will be available via a link called "Third Quarter 2008 Earnings Call" on the investor relations page of PrivateBancorp, Inc.’s Internet site at www.pvtb.com.

The Company plans to release its third quarter 2008 earnings prior to the opening of trading on October 27, 2008. The earnings release also will be posted on the Company’s website.

The webcast and call will feature a brief discussion of the earnings release, followed by questions from professional investors invited to participate in the interactive portion of the discussion.  Parties accessing the webcast will be in a "listen-only" mode.

Following the live webcast, an archived replay of the call will be available on the PrivateBancorp, Inc. website beginning approximately two hours after the call ends. The replay will remain available until the fourth quarter 2008 earnings release is available.

About PrivateBancorp, Inc.

PrivateBancorp, Inc. is a growing diversified financial services company with 22 offices in nine states and approximately $7.5 billion in assets as of June 30, 2008. Through its subsidiaries, PrivateBancorp delivers customized business and personal financial services to middle-market commercial and commercial real estate companies, as well as business owners, executives, entrepreneurs and wealthy families. To learn more, visit us at http://www.theprivatebank.com.